Exhibit 99.1

Teladoc Announces First Quarter 2017 Results

First Quarter Revenue of $42.9 million Grew 60% Year-Over-Year

Total Membership of 20.1 million Grew 34% Year-Over-Year

Total Visits of 384,839 Grew 60% Year-Over-Year

LEWISVILLE, Texas (May 8, 2017) — Teladoc, Inc. (NYSE: TDOC), the undisputed leader in telehealth, providing access to care for millions, today announced results for the first-quarter ended March 31, 2017.

“During the first quarter, we achieved strong results across all our key metrics, while seamlessly onboarding over 2.6 million new lives into the Teladoc platform and growing overall utilization,” said Jason Gorevic, chief executive officer of Teladoc. “We continue to benefit from strong demand for both our core and new clinical offerings, resulting in our deeper integration into the virtual healthcare continuum and an enhanced value proposition to our partners. I remain very confident about our market leadership and progress towards our 2017 financial and strategic targets.”

Financial Performance for the Three Months Ended March 31, 2017

All comparisons are to the three months ended March 31, 2016.

•	Total revenue was $42.9 million, an increase of 60%.
o	Revenue from Subscription Access Fees was $34.3 million, an increase of 66%.
o	Revenue from Visit Fees was $8.6 million, an increase of 39%.
•	Total membership was 20.1 million, an increase of 34%.
•	Total visits of 384,839, an increase of 60%.
o	Paid visits as a percentage of total visits was 56% compared to 63%.
•	Gross margin was 71.7% compared to 70.5%.
•	Net loss was $15.7 million, compared to $15.3 million.
•	Net loss per basic and diluted share was $0.30, compared to $0.40.
•	EBITDA improved to a loss of $12.2 million, compared to a loss of $13.2 million.
•	Adjusted EBITDA improved to a loss of $9.1 million, compared to a loss of $11.9 million.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Business Outlook

Second Quarter 2017 Guidance: Revenue for the second quarter 2017 is expected to be in the range of $44.0 million to $45.0 million. EBITDA is expected to be in the range of a loss of $10.5 million to a loss of $11.5 million. Adjusted EBITDA is expected to be in the range of a loss of $6.0 million to a loss of $7.0 million. Membership is expected to total approximately 20.5 million to 21.0 million at June 30, 2017. Total visits are projected to be between 290,000 and 310,000. Second quarter net loss per share, based on 54.5 million weighted average shares outstanding, is expected to be between $(0.26) and $(0.28).

Full Year 2017 Guidance: Revenue for the full year 2017 is expected to be in the range of $180 million to $185 million. EBITDA is expected to be in the range of a loss of $31 million to $34 million. Adjusted EBITDA is expected to be in the range of a loss of $19.5 million to $22.5 million and the Company targets to be Adjusted EBITDA break-even in the fourth-quarter of 2017. Membership is expected to total approximately 21.5 million to 23.0 million at December 31, 2017. Total visits for the full year are projected to be between 1,400,000 and 1,450,000. Net loss per share, based on 54.2 million weighted average shares outstanding, is expected to be between $(0.85) and $(0.91).

Quarterly Conference Call

The first quarter 2017 earnings conference call and webcast will be held Monday, May 8, 2017 at 5:00 p.m. ET. The conference call can be accessed by dialing 1-877-201-0168 for U.S. participants, or 1-647-788-4901 for international participants, and including the following Conference ID Number: 71800717 to expedite caller registration; or via a live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

NYSE Rule 303A.08 Disclosure

Pursuant to the requirements of NYSE’s Listed Company Manual Rule 303A.08, Teladoc also announced today that it has granted non-qualified stock options to new employees as material inducements to their hiring. Stock options for the purchase of a total of 35,500 shares of Teladoc’s common stock, par value $0.001 per share, at a price per share of $25.75 were awarded to a total of eight persons. Each of the options awarded vests as to twenty-five percent of the shares it covers on the first anniversary of its grant, with the remainder of the shares vesting ratably over thirty-six months thereafter. All the options were granted outside the terms of Teladoc’s 2015 Incentive Award Plan in reliance on the employment inducement exemption under the NYSE’s Listed Company Manual Rule 303A.08.

About Teladoc

Teladoc, Inc. (NYSE: TDOC) is the nation’s leading provider of telehealth services and a pioneering force in bringing the virtual care visit into the mainstream of today’s health care ecosystem. Serving some 7,500 clients — including health plans, health systems, employers and other organizations — more than 20 million members can use phone, mobile devices and secure online video to connect within minutes to Teladoc’s network of more than 3,100 board-certified, state-licensed physicians and behavioral health specialists, 24/7. With national coverage, a robust, scalable platform and a Lewisville, TX-based member services center staffed by 400 employees, Teladoc offers the industry’s most comprehensive and complete telehealth solution including primary care, behavioral health care, dermatology, tobacco cessation and more. For additional information, please visit www.teladoc.com.

Media:

Courtney McLeod

914-265-6789

cmcleod@teladoc.com

Investors:
Jisoo Suh

914-265-6706

jsuh@teladoc.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	March 31,	December 31,
	2017	2016

Assets
Current assets:
Cash and cash equivalents	$139,948	$50,015
Short-term marketable securities	36,005	15,793
Accounts receivable, net of allowance of $1,988 and $2,422, respectively	15,309	13,806
Prepaid expenses and other current assets	3,564	3,103
Total current assets	194,826	82,717
Property and equipment, net	7,441	7,479
Goodwill	188,184	188,184
Intangible assets, net	23,078	24,875
Other assets	424	415
Total assets	$413,953	$303,670
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,949	$2,236
Accrued expenses and other current liabilities	8,947	7,981
Accrued compensation	7,242	8,856
Subordinated promissory note	—	2,000
Total current liabilities	18,138	21,073
Other liabilities	8,104	7,609
Deferred taxes	1,844	1,694
Long term bank and other debt, net	42,434	42,424
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized as of March 31, 2017 and December 31, 2016; 54,359,434 shares and 46,201,563 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	54	46
Additional paid-in capital	563,832	435,551
Accumulated deficit	(220,449)	(204,726)
Accumulated other comprehensive loss	(4)	(1)
Total stockholders’ equity	343,433	230,870
Total liabilities and stockholders’ equity	$413,953	$303,670

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarters Ended March 31,
	2017	2016
Revenue	$42,898	$26,888
Cost of revenue	12,139	7,943
Gross profit	30,759	18,945
Operating expenses:
Advertising and marketing	12,616	8,050
Sales	7,988	5,270
Technology and development	6,512	5,225
Legal	343	1,122
Regulatory	1,007	848
General and administrative	14,488	11,637
Depreciation and amortization	2,607	1,508
Loss from operations	(14,802)	(14,715)
Interest expense, net	702	427
Net loss before taxes	(15,504)	(15,142)
Income tax provision	150	162
Net loss	$(15,654)	$(15,304)
Net loss per share, basic and diluted	$(0.30)	$(0.40)

Weighted-average shares used to compute basic and diluted net loss per share	52,192,859	38,584,345

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Quarters Ended March 31,
	2017	2016
Cash flows used in operating activities:
Net loss	$(15,654)	$(15,304)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,607	1,508
Allowance for doubtful accounts	306	777
Stock-based compensation	3,097	1,288
Deferred income taxes	150	162
Accretion of interest	(18)	129
Changes in operating assets and liabilities:
Accounts receivable	(1,809)	(2,462)
Prepaid expenses and other current assets	(430)	(543)
Other assets	(9)	—
Accounts payable	(287)	(1,135)
Accrued expenses and other current liabilities	966	1,288
Accrued compensation	(1,921)	(3,244)
Other liabilities	495	353
Net cash used in operating activities	(12,507)	(17,183)
Cash flows (used in) provided by investing activities:
Purchase of property and equipment	(620)	(275)
Purchase of internal-use software	(152)	(385)
Purchase of marketable securities	(34,957)	(37,122)
Proceeds from marketable securities	14,740	49,856
Net cash (used in) provided by investing activities	(20,989)	12,074
Cash flows provided by financing activities:
Net proceeds from the exercise of stock options	1,195	496
Repayment of bank loan and other debt	(2,000)	(313)
Proceeds from issuance of common stock	123,928	—
Cash for withholding taxes on stock-based awards, net	306	53
Net cash provided by financing activities	123,429	236
Net increase (decrease) in cash and cash equivalents	89,933	(4,873)
Cash and cash equivalents at beginning of the period	50,015	55,066
Cash and cash equivalents at end of the period	$139,948	$50,193

Interest paid	$994	$604

Non-GAAP Financial Measures:

To supplement our financial information prepared in accordance with GAAP, we use EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, for business planning purposes and in measuring our performance relative to that of our competitors. EBITDA consists of net loss before interest, taxes, depreciation and amortization. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization and stock-based compensation. A reconciliation of these Non-GAAP financial measures is presented below to net loss, which we believe is the most directly comparable GAAP measure.

We believe that the presentation of these non-GAAP financial measures enhances an investor’s understanding of our financial performance and are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results

Our use of the term EBITDA and Adjusted EBITDA may vary from that of others in our industry. Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net loss or any other performance measures derived in accordance with GAAP as measures of performance.

EBITDA and Adjusted EBITDA have important limitation as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

EBITDA and Adjusted EBITDA:

•	does not reflect the significant interest expense on our debt; and
•	eliminates the impact of income taxes on our results of operations; and
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and both measures do not reflect any expenditures for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

Additionally, Adjusted EBITDA does not reflect the significant non-cash stock compensation expense which should be viewed as a component of recurring operating costs.

In evaluating these financial measures, you should be aware that in the future we may incur expenses like those eliminated in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

(In thousands, unaudited)

	Three Months Ended
	March 31,
	2017	2016
Net loss	$(15,654)	$(15,304)
Add (deduct):
Interest expense, net	702	427
Income tax provision	150	162
Depreciation expense	658	447
Amortization expense	1,949	1,061
EBITDA	(12,195)	(13,207)
Stock-based compensation	3,097	1,288
Adjusted EBITDA	$(9,098)	$(11,919)